UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2024
GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6451 Rosedale Hwy, Bakersfield, California	93308
(Address of Principal Executive Offices)	(Zip Code)

(661) 742-4600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2024, Martin Wenzel resigned as a member of the Board of Directors (the “Board”) of Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”), effective as of that date. There were no disagreements between the Company and Mr. Wenzel relative to his resignation.

On July 15, 2024, Noah Verleun, the Company’s President & interim Chief Executive Officer, was appointed to the Board to fill the vacancy created by Mr. Wenzel’s resignation. As an employee of the Company, Mr. Verleun will not receive any separate compensation for his service on the Board, nor will he serve on any committee of the Board. Biographical information for Mr. Verleun can be found in the Company’s Annual Report on Form 10-K under Part III, Item 10, “Executive Officers”, filed with the Securities and Exchange Commission on April 16, 2024, which such information is incorporated herein by reference.

There are no arrangements or understandings between Mr. Verleun and any other persons pursuant to which he was appointed to the Board. Mr. Verleun does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with previously announced departures from the Board and Mr. Verleun’s appointment, as permitted by the Company’s bylaws the Board reduced the number of directors on the Board from seven to five.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 19, 2024	By:	/s/ Wade Adkins
Wade Adkins
Chief Financial Officer